As filed with the Securities and Exchange Commission on September 8, 2009

                                                                Registration No.
================================================================================
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                              --------------------

                             PASSUR AEROSPACE, INC.
             (Exact Name of Registrant as Specified in its Charter)


          New York                                            11-2208938
----------------------------                        ----------------------------
      (State or Other                                      (I.R.S. Employer
      Jurisdiction of                                     Identification No.)
      Incorporation or
       Organization)

                      47 Arch Street, Greenwich, CT, 06830
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               (Address of Principal Executive Offices) (Zip Code)

                            2009 Stock Incentive Plan
                              (Full Title of Plans)

                                 James T. Barry
                             Passur Aerospace, Inc.
                             Chief Executive Officer
                                 47 Arch Street
                               Greenwich, CT 06830
                                 (203) 622-4086
           (Name, Address, including Zip Code, and Telephone Number,
                   including Area Code, of Agent For Service)

                                    Copy to:
                              Dennis J. Block, Esq.
                        Cadwalader, Wickersham & Taft LLP
                           One World Financial Center
                            New York, New York 10281
                                 (212) 504-6000

                              --------------------


      Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

[ ] Large accelerated filer                        [ ] Accelerated filer
[ ] Non-accelerated filer                          [X] Smaller reporting company
    (Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE

============================= ================== =================== ===================== ==================

                                                  Proposed maximum     Proposed maximum
   Title of each class of       Amount to be       offering price     aggregate offering        Amount of
securities to be registered     registered(1)        per share              price           registration fee
----------------------------- ------------------ ------------------- --------------------- ------------------
.............................
.............................
Common Stock, par value,       500,000 shares (2)     $2.10(3)            1,050,000             $58.59
..01 per share
.............................
.............................

Total                          500,000                                                          $58.59
==============================================================================================================

(1) Plus such indeterminate number of shares pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), as may be issued in respect of stock dividends, recapitalizations, stock splits, reorganizations, mergers, consolidations, combinations or exchanges of shares and similar transactions.

(2) Represents the registration of an aggregate of 500,000 shares of common stock of PASSUR Aerospace, Inc., issuable upon exercise of options reserved for grant under the 2009 Stock Incentive Plan (the "Plan").

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and 457(c) under the Securities Act, based on the average of the high and low sales price of the common stock as reported on the OTC Bulletin Board on September 4, 2009.


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================================================================================

                                EXPLANATORY NOTE

      PASSUR Aerospace, Inc. (the "Company" or "we") has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act, to register future issuances of up to 500,000 shares of Common Stock under the Plan.


                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

   The documents containing information specified in Part I of Form S-8 will be sent or given to individuals eligible to participate in the 2009 Plan as specified by Rule 428(b)(1) of the Securities Act. Those documents and the documents incorporated by reference into this Registration Statement, taken together, constitute prospectuses that meet the requirements of Section 10(a) of the Securities Act.

   The Company will deliver or cause to be delivered promptly, without charge, to each person to whom information is required to be delivered, upon written or oral request, a copy of the information that is incorporated by reference pursuant to Item 3 of this Registration Statement and any other documents required to be delivered pursuant to Rule 428(b).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.     Incorporation of Documents By Reference.

      The following documents, as filed with the Securities and Exchange Commission (the "Commission") by Company are incorporated herein by reference:

      (1) The Company's Annual Report on Form 10-K and the Company's Annual Report on Form 10-K/A (including the portions of the Company's proxy statement incorporated by reference therein) for the fiscal year ended October 31, 2008, filed with the Commission on January 29, 2009 and March 16, 2009, respectively;

      (2) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2009, filed with the Commission on March 17, 2009;

      (3) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2009, filed with the Commission on June 15, 2009;

      (4) The Company's Current Reports on Form 8-K, filed with the Commission on February 3, 2009 and April 13, 2009; and

      (5) The description of the Company's Common Stock contained in the Company's Form 8-A, filed with the Commission on March 4, 1974.

      All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing such documents.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     Description of Securities.

      Not applicable.

Item 5.     Interests of Named Experts and Counsel.

      Certain legal matters with respect to the validity of the shares of common stock offered by this prospectus will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York.

Item 6.     Indemnification of Directors and Officers.

      Reference is made to Section 722 of the New York Corporation Law ("BCL") which provides for indemnification of directors and officers in certain circumstances.

      Section 722 of the BCL permits indemnification of officers, directors, and other corporate agents under certain circumstances and subject to certain limitations. The Company's certificate of incorporation and by-laws provide that it shall indemnify its directors and officers, and anyone who is or was serving at the Company's request as a director, officer, member, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, to the fullest extent permitted under New York law. These indemnification provisions may be sufficiently broad to permit indemnification of its executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

      The Company maintains directors' and officers' liability insurance against any actual or alleged error, misstatement, misleading statement, act, omission, neglect or breach of duty by any director or officer, excluding certain matters including fraudulent, dishonest or criminal acts or self dealing.

      For the undertaking with respect to indemnification, see Item 9.

Item 7.     Exemption From Registration Claimed.

      Not applicable.

Item 8.     Exhibits

Exhibit No.       Description
-----------       -----------

4.1 Form of Certificate of Common Stock (incorporated by reference to Exhibit 4 (a) of the Company's Registration Statement on Form S-1 (Registration No. 2-45130)).

4.2 The Company's 2009 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K filed on April 13, 2009).

*5.1 Opinion of Cadwalader, Wickersham & Taft LLP as to the legality of the securities being registered.

*23.1.1           Consent of Cadwalader, Wickersham & Taft LLP (included in
                  Exhibit 5.1 above).

*23.1.2           Consent of BDO Seidman, LLP, dated as of September 8, 2009.

*24.1 Power of Attorney (included on the signature pages to the Registration Statement).

*Filed herewith

Item 9.     Undertakings

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 2nd day of September, 2009.


                                       PASSUR AEROSPACE, INC.




                                       By: /s/ James T. Barry
                                          -------------------------------------
                                          James T. Barry,
                                          Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James T. Barry and Jeffrey P. Devaney, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments or supplements to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite, necessary and appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all said attorneys-in-fact and agents, and each of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 Signature                                       Title                                 Date
-----------------------------------------  --------------------------------------------------  ----------------------


            /s/ James T. Barry               Chief Executive Officer (Principal Executive          September 2, 2009
-----------------------------------------               Officer) and Director
              James T. Barry


          /s/ Jeffrey P. Devaney             Chief Financial Officer (Principal Financial          September 2, 2009
-----------------------------------------     Officer and Principal Accounting Officer)
            Jeffrey P. Devaney


         /s/ G.S. Beckwith Gilbert                Chairman of the Board of Directors               September 2, 2009
-----------------------------------------
           G.S. Beckwith Gilbert


             /s/ John R. Keller                 Executive Vice President and Director              September 2, 2009
-----------------------------------------
              John R. Keller


            /s/ Bruce N. Whitman                               Director                            September 2, 2009
-----------------------------------------
              Bruce N. Whitman


           /s/ Paul L. Graziani                                Director                            September 2, 2009
-----------------------------------------
             Paul L. Graziani


       /s/ Richard R. Schilling Jr.                            Director                            September 2, 2009
-----------------------------------------
         Richard R. Schilling, Jr.


            /s/ James J. Morgan                                Director                            September 2, 2009
-----------------------------------------
              James J. Morgan

                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------

4.1 Form of Certificate of Common Stock (incorporated by reference to Exhibit 4 (a) of the Company's Registration Statement on Form S-1 (Registration No. 2-45130)).

4.2 The Company's 2009 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K filed on April 13, 2009).

*5.1 Opinion of Cadwalader, Wickersham & Taft LLP as to the legality of the securities being registered.

*23.1.1           Consent of Cadwalader, Wickersham & Taft LLP (included in
                  Exhibit 5.1 above).

*23.1.2           Consent of BDO Seidman, LLP, dated as of September 8, 2009.

*24.1 Power of Attorney (included on the signature pages to the Registration Statement).

*Filed herewith